Business Segment Reporting (Unaudited)

Farmer Mac accomplishes its congressional mission of providing liquidity and lending capacity to rural lenders through three programs – Farmer Mac I, Farmer Mac II and Rural Utilities.  Prior to first quarter 2010, Farmer Mac reported its financial results as a single segment using GAAP-basis income.  Beginning in first quarter 2010, Farmer Mac revised its segment financial reporting, by using core earnings, a non-GAAP financial measure, to reflect the manner in which management has begun assessing the Corporation’s performance since the contribution of substantially all of the Farmer Mac II program business to a subsidiary, Farmer Mac II LLC.  Farmer Mac uses core earnings to measure corporate economic performance and develop financial plans because, in management’s view, core earnings more accurately represents Farmer Mac’s economic performance, transaction economics and business trends.  Core earnings differs from GAAP net income primarily by excluding unrealized gains or losses on financial derivatives and trading assets, lower of cost or fair value adjustments on loans held for sale and, for first quarter 2010, other items related to the retirement of preferred stock and the amortization of premiums on assets consolidated at fair value.

  The financial information presented below reflects the accounts of Farmer Mac and its subsidiaries on a consolidated basis.  Accordingly, the core earnings for Farmer Mac’s reportable operating segments will differ from the stand-alone financial statements of Farmer Mac’s subsidiaries.  These differences will be due to various factors, including the reversal of unrealized gains and losses related to fair value changes of trading assets and financial derivatives, as well as the allocation of certain expenses such as dividends and interest expense related to the issuance of capital and the incurrence of indebtedness managed at the corporate level.  The allocation of general and administrative expenses that are not directly attributable to an operating segment may also result in differences.  The assets of Farmer Mac’s subsidiary Farmer Mac II LLC would be available to creditors of Farmer Mac only after all obligations owed to creditors of and equity holders in Farmer Mac II LLC had been satisfied.

Management has determined that the Corporation’s operations consist of three reportable segments – Farmer Mac I, Farmer Mac II and Rural Utilities.  Farmer Mac uses these three segments to generate revenue and manage business risk, and each segment is based on distinct products and distinct business activities.  In addition to these three program operating segments, a corporate segment is presented.  That segment represents activity in Farmer Mac’s non-program investment portfolio and other corporate activities.  The segment financial results include directly attributable revenues and expenses.  Corporate charges for administrative expenses that are not directly attributable to an operating segment are allocated based on headcount.

Each of the program operating segments generates revenue through purchasing loans or securities, committing to purchase loans, or guaranteeing securities backed by eligible loans.  Purchases of both program and non-program assets are funded through debt issuance of various maturities.  Management makes decisions about pricing, funding, guarantee and commitment fee levels, based on inherent credit risks, resource allocation and target returns on equity separately for each segment.

Under the Farmer Mac I program, Farmer Mac purchases or commits to purchase eligible mortgage loans secured by first liens on agricultural real estate, including through the issuance of LTSPCs.  Farmer Mac also guarantees securities representing interests in, or obligations secured by, pools of eligible agricultural real estate mortgage loans, and may purchase those securities.

Under the Farmer Mac II program, Farmer Mac II LLC purchases USDA-guaranteed portions of loans.  Farmer Mac currently operates only that part of the Farmer Mac II program that involves the transfer of USDA-guaranteed portions to trusts and the issuance of Farmer Mac II Guaranteed Securities, and only to the extent that Farmer Mac is approached or referred by an investor.  Farmer Mac will not issue Farmer Mac II Guaranteed Securities to Farmer Mac II LLC in the future.

Under the Rural Utilities program, Farmer Mac’s business activities include loan purchases, guarantees and purchases of securities with respect to eligible rural utilities loans.  To date, all of the business under the Rural Utilities program has been with one lender, National Rural.

The following table presents core earnings for Farmer Mac’s reportable operating segments and a reconciliation to GAAP net income for the years ended December 31, 2009, 2008 and 2007.  Farmer Mac has presented the financial information and disclosures to reflect the segment disclosures as if they had been in effect for these periods.

Core Earnings by Business Segment
For the Year Ended December 31, 2009
	Farmer Mac	Farmer Mac	Rural		Reconciling	GAAP
	I	II	Utilities	Corporate	Adjustments	Net Income
	(in thousands)
Interest income	$44,251	$47,523	$55,538	$28,727	$454	$176,493
Interest expense (1)	(20,036)	(40,909)	(49,677)	(15,639)	35,676	(90,585)
Net effective spread	24,215	6,614	5,861	13,088	36,130	85,908

Guarantee and commitment fees	23,062	2,778	5,965	-	-	31,805
Other income/(expense)	3,475	-	-	(2,165)	65,639	66,949
Non-interest income/(loss) (2)	26,537	2,778	5,965	(2,165)	65,639	98,754

Provision for loan losses	(2,853)	-	-	-	-	(2,853)
Reserve for losses	(2,389)	-	-	-	-	(2,389)
Other non-interest expense	(12,557)	(3,560)	(4,068)	(7,118)	-	(27,303)
Non-interest expense (3)	(14,946)	(3,560)	(4,068)	(7,118)	-	(29,692)

Income before income taxes	32,953	5,832	7,758	3,805	101,769	152,117
Income tax expense	(11,533)	(2,041)	(2,715)	(608)	(35,619)	(52,517)
Net income before dividends	21,420	3,791	5,043	3,197	66,150	99,600
Preferred stock dividends	-	-	-	(17,302)	-	(17,302)
Segment core earnings	$21,420	$3,791	$5,043	$(14,105)	$66,150	$82,298

Total assets at carrying amount	$850,134	$1,211,198	$2,201,688	$1,875,793	-	$6,138,813
Total on- and off-balance sheet program
assets at principal balance	7,419,857	1,199,798	2,102,188	-	-	10,721,843

Core Earnings by Business Segment
For the Year Ended December 31, 2008
	Farmer Mac	Farmer Mac	Rural		Reconciling	GAAP
	I	II	Utilities	Corporate	Adjustments	Net Income
	(in thousands)
Interest income	$67,128	$48,211	$48,865	$87,935	$3,556	$255,695
Interest expense (1)	(41,879)	(44,395)	(44,556)	(63,125)	26,975	(166,980)
Net effective spread	25,249	3,816	4,309	24,810	30,531	88,715

Guarantee and commitment fees (4)	24,825	2,407	1,149	-	-	28,381
Other income/(expense)	6,458	20	-	(107,479)	(142,179)	(243,180)
Non-interest income/(loss) (2)	31,283	2,427	1,149	(107,479)	(142,179)	(214,799)

Provision for loan losses	(14,531)	-	-	-	-	(14,531)
Reserve for losses	(3,309)	-	-	-	-	(3,309)
Other non-interest expense	(13,352)	(4,073)	(3,733)	(8,145)	-	(29,303)
Non-interest expense (3)	(16,661)	(4,073)	(3,733)	(8,145)	-	(32,612)

Income before income taxes	25,340	2,170	1,725	(90,814)	(111,648)	(173,227)
Income tax benefit/(expense)	(8,869)	(760)	(604)	(5,980)	39,078	22,864
Net income/(loss) before dividends	16,471	1,410	1,121	(96,794)	(72,570)	(150,363)
Preferred stock dividends	-	-	-	(3,717)	-	(3,717)
Segment core earnings	$16,471	$1,410	$1,121	$(100,511)	$(72,570)	$(154,080)

Total assets at carrying amount	$1,210,244	$1,041,678	$1,095,657	$1,759,728	-	$5,107,307
Total on- and off-balance sheet program
assets at principal balance	7,984,561	1,043,425	1,054,941	-	-	10,082,927

(1) Based on effective funding cost determined for each operating segment, including the expense related to financial derivatives.
(2) Adjusted for fair value changes on financial derivatives and trading assets to reflect core earnings amounts.
(3) Includes directly attributable costs and an allocation of indirectly attributable costs based on headcount.
(4) Prior to June 2008, the Rural Utilities products did not carry a Farmer Mac guarantee and no guarantee fee income was recorded for this segment prior to that date.

Core Earnings by Business Segment
For the Year Ended December 31, 2007
	Farmer Mac	Farmer Mac	Rural		Reconciling	GAAP
	I	II	Utilities	Corporate	Adjustments	Net Income
	(in thousands)
Interest income	$69,963	$49,703	$42,518	$131,678	$3,896	$297,758
Interest expense (1)	(50,038)	(46,553)	(39,015)	(117,623)	(76)	(253,305)
Net effective spread	19,925	3,150	3,503	14,055	3,820	44,453

Guarantee and commitment fees (4)	22,925	2,307	-	-	-	25,232
Other income/(expense)	5,428	8	-	(845)	(43,036)	(38,445)
Non-interest income (2)	28,353	2,315	-	(845)	(43,036)	(13,213)

Recovery of loan losses	215	-	-	-	-	215
Reserve for losses	(73)	-	-	-	-	(73)
Other non-interest expense	(10,910)	(4,139)	(2,661)	(7,094)	-	(24,804)
Non-interest expense (3)	(10,983)	(4,139)	(2,661)	(7,094)	-	(24,877)

Income before income taxes	37,510	1,326	842	6,116	(39,216)	6,578
Income tax benefit/(expense)	(13,129)	(464)	(295)	246	13,725	83
Net income before dividends	24,381	862	547	6,362	(25,491)	6,661
Preferred stock dividends	-	-	-	(2,240)	-	(2,240)
Segment core earnings	$24,381	$862	$547	$4,122	$(25,491)	$4,421

Total assets at carrying amount	$1,225,132	$948,233	$918,972	$1,885,276	-	$4,977,613
Total on- and off-balance sheet program
assets at principal balance	7,597,728	946,617	901,308	-	-	9,445,653

(1) Based on effective funding cost determined for each operating segment, including the expense related to financial derivatives.
(2) Adjusted for fair value changes on financial derivatives and trading assets to reflect core earnings amounts.
(3) Includes directly attributable costs and an allocation of indirectly attributable costs based on headcount.
(4) Prior to June 2008, the Rural Utilities products did not carry a Farmer Mac guarantee and no guarantee fee income was recorded for this segment prior to that date.